Exhibit 10.6
THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AGREEMENT
     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT dated as of May 29, 2005 (this “Amendment”), is between WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).
RECITALS
     A. The Borrower and the Bank entered into that certain Second Amended and Restated Loan Agreement dated as of April 30, 2003, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of April 30, 2004 and as amended by that certain Second Amendment to Second Amended and Restated Loan Agreement dated as of May 1,2005 (collectively, the “Agreement”); and
     B. The Borrower desires to extend the maturity date of Note 1 to June 1, 2015; and
     C. Borrower has acquired additional Subsidiaries which are intended to be included in the definition of “Subsidiary” and their respective securities are intended to be included in the definition of “Subsidiary Stock”.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which me hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.
     2. ADDITIONAL SUBSIDIARIES. Borrower will pledge to LaSalle and grant a security interest in favor of LaSalle with respect to the capital stock of Wheaton Bank and Trust (“Wheaton”), Village Bank and Trust Arlington Heights (“Village”), Advantage National Bank (“Advantage”), Town Bank (“Town”) and State Bank of the Lakes (“State Bank”). Each of the above named Subsidiaries shall be, in addition to Hinsdale, Lake Forest, North Shore, Libertyville, Crystal Lake, Northbrook and Barrington, referred to herein individually as a “Subsidiary” and collectively, the “Subsidiaries”; the capital stock of such Subsidiaries shall be collectively referred to herein as the “Subsidiary Stock”) as set forth in the Amended and Restated Pledge and Security Agreement of the Borrower of even date herewith (the “Pledge Agreement”). Borrower agrees that it will promptly inform the Bank of any new Banking Subsidiaries, and such new Banking Subsidiaries will be included in the definition of Subsidiary. Borrower also agrees to execute such documents as may be reasonably necessary to effectuate the pledge to the Bank of the stock of any new Subsidiary.
     3 AMENDMENTS TO THE AGREEMENT.

     3.1 Amendment to Section 3(d) of the Agreement. Section 3(d) of the Agreement is hereby amended as of the date hereof by deleting the date “May 1, 2013” and inserting the date “June 1,2015”.
          3.2 Interest. Interest on amounts outstanding under the Revolving Note shall be payable quarterly, in arrears, commencing on August 29, 2005 and continuing on each November 29, February 28, May 29, and August 29 thereafter. Interest shall be also payable at maturity, after maturity on demand, and on the date any principal payment hereon is paid.
          3.3 Note 1. All references in the Loan Agreement to the Revolving Note in the form of Exhibit “A” to the Loan Agreement shall be deemed to be references to the Note 1 in the form of Exhibit “A-l” attached hereto and made a part hereof.
     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:
          3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.
          3.2 No. Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.
          3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
          3.4 No Default. As of the date hereof, no Event of Default under Section 9 of the Agreement, as amended by this Amendment or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.
          3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such Changes as are specifically permitted under the Agreement,
     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:
(a)	This Amendment duly executed by the Borrower;

(b)	A $1,000,000 Amended and Restated Note in the form attached hereto as Exhibit A-l duly executed by the Borrower;

(c)	An Amended and Restated Pledge Agreement duly executed by Borrower;

(d)	Amended and Restated Collateral Safekeeping Agreement;

(e)	Delivery of the stock certificates relating to the stock of Wheaton, Village, Advantage, Town and State Bank;

(f)	Assignments Separate from Certificate for each of Wheaton, Village, Advantage, Town and State Bank; and

(g)	Such other documents and instruments as the Bank reasonably requests.
     5. GENERAL.
          5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.
          5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and Their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.
          5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LASALLE BANK NATIONAL		WINTRUST FINANCIAL
ASSOCIATION		CORPORATION

By:	Jeffery Bowden	By:	David a Dykstra 8/26/05

Its:	SVP	Its:	Senior EVP & COO

EXHIBIT A-1
AMENDED AND RESTATED NOTE

$1,000,000	Dated as of May 29, 2005
     FOR VALUE RECEIVED, WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Maker”) promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) the principal sum of ONE MILLION DOLLARS ($1,000,000). This Note is issued pursuant to the terms of that certain Loan Agreement dated even date herewith (as amended from time to time, the “Loan Agreement”) between the Bank and the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rates of interest and the times set forth in the Loan Agreement. The principal balance, and all accrued interest thereon, shall be due and payable on June 1,2015.
     This Note shall be available for direct advances.
     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. Until all outstanding subordinated indebtedness is paid in full to Bank, this Note may not be prepaid in whole or in part.
     This Note evidences indebtedness incurred under the Loan Agreement dated April 30, 2003 between the Maker and the Bank, to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits provided for in the Loan Agreement.
     The Maker agrees that in action or proceeding instituted to collect or enforce collection of this Note, the amount on the Bank’s records shall be conclusive and binding evidence, absent demonstrable error, of the unpaid principal balance of this Note.
     This Note amends and replaces that certain $1,000,000 Note dated April 30, 2003 executed by Maker in favor of the Bank is not payment thereof or a novation.

WINTRUST FINANCIAL CORPORATION

By:

Its:

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